As filed with the Securities and Exchange Commission on May 27, 2008

Registration No. 333-128662

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment Ten

To

Form S-11

Registration Statement

Under

THE SECURITIES ACT OF 1933, AS AMENDED

CNL LIFESTYLE PROPERTIES, INC.

(Exact name of registrant as specified in charter)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Address of principal executive offices)

R. Byron Carlock, Jr.

Chief Executive Officer

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Name, address and telephone number of agent for service)

Copies To:

RICHARD E. BALTZ, ESQUIRE

NEIL GOODMAN, ESQUIRE

Arnold & Porter, LLP

555 Twelfth Street, NW

Washington, DC 20004-1206

Telephone: (202) 942-5124

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

DEREGISTRATION OF SHARES

CNL Lifestyle Properties, Inc. registered 200,000,000 shares of common stock, including 5,000,000 shares issuable pursuant to our reinvestment plan, on April 4, 2006 under the Registration Statement (the “Offering”). The Offering was terminated on April 4, 2008, and as of the close of business on April 4, 2008, approximately 152,762,000 shares had been sold to the public, including approximately 7,520,000 shares sold pursuant to the reinvestment plan. With this filing, we are hereby deregistering approximately 47,238,000 unsold shares.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. Ten to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on May 23, 2008.

CNL LIFESTYLE PROPERTIES, INC. (Registrant)

By:	/s/ R. Byron Carlock, Jr.
R. Byron Carlock, Jr. Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. Ten to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ James M. Seneff, Jr.	Chairman of the Board	May 23, 2008
James M. Seneff, Jr.

/s/ Robert A. Bourne	Vice Chairman of the Board	May 23, 2008
Robert A. Bourne
/s/ R. Byron Carlock, Jr.	Chief Executive Officer and President (Principal Executive Officer)	May 23, 2008
R. Byron Carlock, Jr.
/s/ Tammie A. Quinlan	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	May 23, 2008
Tammie A. Quinlan

/s/ Joseph T. Johnson	Chief Accounting Officer and Senior Vice President (Principal Accounting Officer)	May 23, 2008
Joseph T. Johnson

/s/ Robert A. Bourne	Independent Director	May 23, 2008
Robert A. Bourne, Attorney-in-fact for Bruce Douglas

/s/ Robert A. Bourne	Independent Director	May 23, 2008
Robert A. Bourne, Attorney-in-fact for Dennis N. Folken

/s/ Robert A. Bourne	Independent Director	May 23, 2008
Robert A. Bourne, Attorney-in-fact for Robert J. Woody